EXHIBIT 10.17

                                 NON-MANAGEMENT
                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is made and entered into this 6th day of March, 2000, between SmartDisk Corporation, a Delaware corporation (the "Company") and the stockholders of the Company that have executed this Agreement or a counterpart hereof in accordance with Section 6(e) (each a "Holder" and collectively, the "Holders").

                                    RECITALS

         A. The Company is contemporaneously issuing and delivering to Holders an aggregate of approximately 1,067,481 shares (the "Restricted Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), pursuant to that certain Agreement and Plan of Merger, dated as of February 23, 2000 (the "Merger Agreement"), among the Company, VST Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of the Company, VST Technologies, Inc., a Delaware corporation, and the "Shareholders" named therein. Capitalized terms used in this Agreement and which are not defined herein shall have the same meanings ascribed thereto in the Merger Agreement.

         B. As contemplated by the Merger Agreement, the Company has agreed herein to provide to Holders certain registration rights with respect to the Restricted Shares.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and covenants set forth in the Merger Agreement, the parties agree as follows:

         1. REGISTRATION RIGHTS.

                  (a) INCIDENTAL (PIGGYBACK) REGISTRATION. Subject to the limitations set forth in this Agreement, if the Company at any time within one
(1) year of the date hereof proposes to file on its behalf and/or on behalf of any of its security holders ("the demanding security holders") a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), on any form (other than a Registration Statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the general registration of securities to be sold for cash with respect to its Common Stock or any other class of equity security (as defined in Section 3(a)(11) of the Securities Exchange Act of 1934) of the Company, it will give written notice to the Holders at least 15 days before the initial filing with the Commission of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company. The notice shall offer to include in such filing the aggregate number of shares of Restricted Shares as the Holders may request, subject, however, to the provisions of this Section 1(a) below.

         If the Holders desire to have Restricted Shares registered under this
Section 1, they shall advise the Company in writing within 10 days after the date of receipt of such offer from the Company, setting forth the amount of such Restricted Shares for which registration is requested. The Company shall thereupon include in such filing the number of shares of Restricted Shares of each Holder for which registration is so requested, subject to the following provisions of this paragraph. In the event that the proposed registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, the Company shall not be required to include any of the Restricted Shares in such underwriting unless Holders agree to accept the offering on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through the underwriters under such registration and provided further, that: (i) if the managing underwriter determines and advises the Company that the inclusion of all Restricted Shares proposed to be included by the Holders in the underwritten public offering and other issued and outstanding shares of Common Stock proposed to be included therein by the persons other than the Holders, the Company and any holder who has exercised demand registration rights with respect to such registration (the "Other Shares") would jeopardize the success of the Company's offering, then (x) the Company shall be required to include in the offering (in addition to the number of shares to be sold by the Company and any demanding security holder) only that number of Restricted Shares that the managing underwriter believes will not jeopardize the success of the Company's offering and (y) the number of Restricted Shares and Other Shares included in such underwritten public offering shall be reduced pro rata based upon the number of shares of Restricted Shares and Other Shares requested by the holders thereof to be registered in such underwritten public offering subject to the provisions of that certain Investors' Rights Agreement between the Company and Phoenix House Investments, LLC, Toshiba Corporation and Fischer International Systems Corporation (collectively, the "Prior Holders"), requiring that such reduction in the number of Other Shares included in such offering not reduce the number of Other Shares owned by the Prior Holders included in the Offering, below 30% of the total amount of securities included in the offering; and (ii) in each case all Restricted Shares owned by the Holders which are not included in the underwritten public offering shall be subject to customary underwriter "lock-up" arrangements and not sold or otherwise transferred by the Holders for a period, not to exceed one hundred eighty (180) calendar days, which the managing underwriter reasonably determines as necessary in order to effect the underwritten public offering. In the event the Company chooses a registration form which limits the size of the offering, either in terms of the number of shares or dollar amount, the Company shall not be required to include in the offering (in addition to the number of shares to be sold by the Company and any demanding security holder) Restricted Shares which would exceed such limits and the number of Restricted Shares and Other Shares included in such underwritten public offering shall be reduced pro rata based upon the number of shares of Restricted Shares and Other Shares requested by the holders thereof to be registered in such underwritten public offering.

                  (b) REGISTRATION AT THE REQUEST OF HOLDERS.

                           (i) Subject to the limitations set forth in this
Agreement, the Company agrees that upon receipt by the Company of a Registration Demand (as hereinafter defined) satisfying the conditions of paragraph (iii) of this Section 1(b), the Company will (A) give prompt written notice of such proposed registration to all Holders, who shall have the right (by providing the Company a written election within ten (10) days of receipt of such notice) to have their Restricted Shares included in such registration, and (B) file a registration statement under the Securities Act, with reasonable promptness, and in any case not later than sixty (60) days after the Company's receipt of the Registration Demand for an offering of such number of Restricted Shares as to which registration is requested in the Registration Demand. The Company shall use its best efforts to cause such registration statement to promptly become effective under the Securities Act. No Registration Demand shall be effective or impose any obligation upon the Company unless the Registration Demand shall request the registration of Restricted Shares with an aggregate offering value of at least $5 million. The Company shall be entitled to postpone (upon written notice to the Holders) for up to sixty (60) days the filing or requested effectiveness of a registration statement in respect of a Registration Demand (but no more than once in any nine-month period) if the Company's Board of Directors determines in good faith and in its reasonable judgment that effecting the registration in respect of such Registration Demand would have a material adverse affect on any proposal or plan by the Company to engage in any material acquisition or disposition of assets (other than in the ordinary course of business) or any material merger, consolidation, tender offer or other similar transaction.

                           (ii) The Company shall be entitled to include in any
public offering of Common Stock pursuant to a registration statement filed pursuant to this Section 1(b) or pursuant to Section 1(d), securities of the Company entitled generally to vote in the election of directors (or any securities convertible into or exchangeable for or exercisable for the purchase of securities so entitled generally to vote in the election of directors) to be sold by other shareholders of the Company or by the Company for its own account, except as and to the extent that in the opinion of the managing underwriter

(if any), such inclusion would adversely affect the marketing of the Restricted Shares to be sold by the Holders in such offering, provided that if the managing underwriter believes that the inclusion of all shares requested to be included in the proposed underwritten public offering would adversely affect the marketing of the Restricted Shares, then the aggregate number of shares to be offered by the Company and the other shareholders of the Company having similar registration rights shall be reduced so as to permit the offering of all Restricted Shares requested by the Holders without such adverse effects.

                           (iii) A "REGISTRATION DEMAND" shall be a written
notice from the Holders to the Company in accordance with the requirements of this Agreement which states that the Holders of a majority of the Restricted Shares desire that the Company effect the registration of Restricted Shares pursuant to a registration statement under the Securities Act and requesting that the Company effect registration with respect to a specified number of each Holder's Restricted Shares within the limits of this Agreement. No more than one Registration Demand may be made under this Agreement, and no Registration Demand may be made after the second anniversary of the Effective Time of the Merger. The Registration Demand shall not be made prior to the four month anniversary of the Effective Time of the Merger or after August 12, 2000. No Holder shall at any time request pursuant to this Section 1(b) the registration of the sale of more than 50% of the Restricted Shares (net of any Restricted Shares registered pursuant to Section 1(a) above) received by such Holder pursuant to the Merger. The Company's obligation to register any Holder's Restricted Shares is further subject to the requirements of paragraph (c) of this Section 1.

                  (c) UNDERWRITING DOCUMENTS; OTHER LIMITATIONS.

                           (i) Notwithstanding any provision of this Agreement
to the contrary, a Holder may not include any Restricted Shares in any underwritten offering required or contemplated under this Agreement unless the Holder timely executes and delivers the form of underwriting agreement, custody agreement, power of attorney and other agreements and instruments reasonably required by the underwriters of such offering in connection with the preparation and consummation of such offering.

                           (ii) Notwithstanding any provision of this Agreement
to the contrary, in no event shall the Company be required to register the sale of any Restricted Shares held by the Escrow Agent.

                  (d) FORM S-3 REGISTRATION.

                           (i) Subject to the limitations set forth in this
Agreement, the Company will file as promptly as possible after it is eligible to do so (and in no event later than October 16, 2000) a registration statement on Form S-3 (the "Shelf Registration Statement") covering all of the Restricted Shares and thereafter shall use its best efforts to cause the Shelf Registration Statement to be declared effective as soon as practicable following such filing and to maintain such effectiveness until the one year anniversary of the date hereof; PROVIDED, HOWEVER, that the Company shall have the right to prohibit the sale of Restricted Shares pursuant to the Shelf Registration Statement, upon notice to the Holders (A) if in the opinion of counsel for the Company, the Company would thereby be required to disclose information not otherwise then required by law to be publicly disclosed, provided that the Company shall use its best efforts to minimize the period of time in which it shall prohibit the sale of any shares of Common Stock pursuant to this clause (A), which shall in no event exceed 45 days in any one-year period; or (B) during the period starting with the date 10 days prior to the Company's estimate of the date of filing of, and ending on a date 90 days after the effective date of, a registration in which the Holders are entitled to participate in accordance with
Section 1(a) hereof, or such longer post-effective periods as may be reasonably required by the underwriter or underwriters if such offering is underwritten.

         2. CERTAIN REGISTRATION PROCEDURES. If the Company is required by the provisions of Section 1 to use its best efforts to effect the registration of any Restricted Shares under the Securities Act, the Company will:

                  (a) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to such Restricted Shares and such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earliest of (i) the completion of the distribution of the registered securities, and (ii) the three
(3)-month anniversary of the effective date of the registration statement (or, in the case of a registration statement filed on Form S-3, and subject to the limitations contemplated by Section 1(d) hereof, the one-year anniversary of the Effective Time) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement;

                  (b) furnish to any selling security holders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

                  (c) use its best efforts to register or qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions within the United States and Puerto Rico as each Holder of securities shall reasonably request (provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process or to qualify as a broker or dealer in securities), and do such other reasonable acts and things as may be required of it to enable the Holders to consummate the disposition in such jurisdiction of the securities covered by such registration statement;

                  (d) take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Common Stock; and

                  (e) promptly notify in writing the Holders and each underwriter (if any) of the happening of any event, during the period of distribution, as a result of which the registration statement includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (in which case, the Company shall promptly provide the Holders and/or underwriters, as appropriate, with revised or supplemental prospectuses and if so requested by the Company in writing, the Holders shall promptly take action to cease making any offers of the Restricted Shares until receipt and distribution of such revised or supplemental prospectuses).

         3. EXPENSES. All expenses incurred in complying with this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for the Company, expenses of any special audits incident to or required by any such registration and expenses (including attorneys' fees) of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 2(c), except to the extent required to be paid by participating selling security holders by state securities or blue sky laws, shall be paid by the Company, except that the Company shall not be liable for any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for Holders in respect of the securities sold by Holders, which amounts shall be paid by the Holders.

         4. INDEMNIFICATION. In the event of any registration of any Restricted Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the seller of such shares, each underwriter of such shares, if any, each such broker or any other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement of a material fact contained in any registration statement under which such Restricted Shares were registered under the Securities Act, any final prospectus contained therein, or any amendment or supplement thereto, or any document prepared and/or furnished by the Company incident to the registration or qualification of any Restricted Shares, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any final prospectus, necessary to make the statements therein in light of the circumstances under which they were made, not misleading, or any violations by the Company of the Securities Act or state securities or "blue sky" laws applicable to the Company relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse such seller, such underwriter, broker or other person acting on behalf of such seller and each such controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be so obligated to indemnify and reimburse any such Holder for any such loss, claim, damage or liability that arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said final prospectus or said amendment or supplement or any document incident to the registration or qualification of any Restricted Shares in reliance upon and in conformity with information furnished by such Holder to the Company for use in preparation thereof. Before Restricted Shares held by the Holders shall be included in any registration pursuant to this Agreement, the Holders shall have agreed to indemnify and hold harmless (in the same manner and to the same extent as set forth in this Section 4 for the indemnification of such prospective seller and underwriter by the Company) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and any person who controls the Company within the meaning of the Securities Act, with respect to any untrue statement or omission from such registration statement or final prospectus contained therein or any amendment or supplement thereto, if such untrue statement or omission was
(i) made in reliance upon and in conformity with information furnished to the Company by any Holder for use in the preparation of such registration statement, final prospectus or amendment or supplement or (ii) contained in any registration statement or prospectus which was utilized by any Holder or any controlling person or affiliate of any Holder either (A) on any date which is in excess of 90 days after the date of the Prospectus included in the registration statement, or (B) after the Holders were notified, in accordance with Section 2(e) hereof, that such registration statement contained an untrue statement of a material fact or omitted to state any material fact. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 4, such indemnified party will, if a claim in respect thereof is made against any indemnifying party, give written notice to the latter of such claim and/or the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, provided that if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which conflict in any material respect with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 4, such indemnifying party shall reimburse such indemnified party and shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 4. The indemnifying party shall not make any settlement of any claims indemnified against hereunder without the written consent of the indemnified party or parties, which consent shall not be unreasonably withheld.

                  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 4 is due in accordance with its terms but for any reason is held to be unavailable to an indemnified party in respect to any losses, claims, damages and liabilities referred to herein, then the indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities

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

to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph of Section 4, (a) in no case shall any one Holder be liable or responsible for any amount in excess of the net proceeds received by such selling Holder from the offering of Restricted Shares and (b) the Company shall be liable and responsible for any amount in excess of such proceeds; PROVIDED, HOWEVER, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld.

         5. CERTAIN LIMITATIONS ON REGISTRATION RIGHTS. Notwithstanding the other provisions of this Agreement, the Company shall not be obligated to register the Restricted Shares of Holders if, in the opinion of counsel to the Company, the sale or other disposition of Holders' Restricted Shares may be effected without registering such Restricted Shares under the Securities Act. The Company's obligations under Section 1 with respect to each Holder are also expressly conditioned upon such Holder furnishing to the Company in writing such information concerning such Holder and such Holder's controlling persons and the terms of such Holder's proposed offering of Restricted Shares as the Company or the managing underwriter (if any) shall reasonably request for inclusion in the applicable registration statement.

         6. MISCELLANEOUS.

                  (a) NOTICES. Any notice, request, instruction, correspondence or other document to be given hereunder by any party hereto to another (herein collectively called "NOTICE") shall be in writing and delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

               IF TO THE COMPANY:    SmartDisk Corporation
                                     3506 Mercantile Avenue
                                     Naples, Florida  34104
                                     Attention:  Daniel E. Reed
                                     Telecopy No. (941) 436-2509

                                     WITH A COPY TO:

                                     Greenberg Traurig, LLP
                                     One East Camelback Road, Suite 1100
                                     Phoenix, Arizona 85012
                                     Attention: Bruce E. Macdonough
                                     Telecopy No.  (602) 263-2566

               IF TO THE HOLDERS:    To the address set opposite each Holder's
                                     name on the signature page attached hereto

                                     WITH COPIES TO:

                                     Hale and Dorr LLP
                                     60 State Street
                                     Boston, Massachusetts 02109
                                     Attention:  Stuart M. Falber
                                     Telecopy No.  (617) 526-5000

Each of the above addresses for notice purposes may be changed by providing appropriate notice hereunder. Notice given by personal delivery or registered mail shall be effective upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next normal business day after receipt if not received during the recipient's normal business hours. All Notices by telecopier shall be confirmed by the sender thereof promptly after transmission in writing by registered mail or personal delivery. Anything to the contrary contained herein notwithstanding, notices to any party hereto shall not be deemed effective with respect to such party until such Notice would, but for this sentence, be effective both as to such party and as to all other persons to whom copies are provided above to be given.

                  (b) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. The rights granted to each Holder pursuant to the terms of this Agreement may be transferred by such Holder to (i) another Holder, (ii) any affiliate of such Holder, (iii) any person or entity acquiring at least 50,000 Restricted Shares (such number being subject to adjustment for any stock dividend, stock split, subdivision, combination or other recapitalization of the Common Stock of the Company) or such lesser number as the Board of Directors of the Company may agree in writing, or (iv) any person or entity acquiring 100% of such Holder's Restricted Shares if the number of such Restricted Shares is less than the amount contemplated by the preceding clause (iii); PROVIDED, HOWEVER, that in each such case (x) the Company is given written notice by the transferee at the time of such transfer, stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned, and (y) any transferee (other than a Holder) to whom rights hereunder are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Holders under this Agreement to the same extent as if such transferee were a party hereto. Until the Company receives such notice and written instrument, the transfer shall not be valid and shall not be reflected on the books and records of the Company. A transferee to whom rights are transferred pursuant to this subsection (b) may not again transfer such rights to any other person or entity, other than as provided in this subsection.

                  (c) GOVERNING LAW. The provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (excluding any conflict of law rule or principle that would refer to the laws of another jurisdiction). EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

                  (d) ENTIRE AGREEMENT; AMENDMENTS; WAIVERS. This Agreement, together with the Merger Agreement, constitutes the entire agreement between and among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the Company and the Holders of at least 50% of the Restricted

Shares. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

                  (e) MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In addition, any former stockholder of [FIRE] who executes a counterpart hereof within 30 days of date first written above shall be deemed a "Holder" and upon such execution shall have all of the rights and obligations of a Holder hereunder.

                  (f) SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  (g) RULE 144 MATTERS. The Company agrees, during the one-year period commencing on the first anniversary of the Effective Time, to:

                           (i) use its best efforts to make and keep current
public information about the Company available, as those terms are understood and defined in Rule 144;

                           (ii) use its best efforts to file with the Commission
in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                           (iii) furnish to any holder of Restricted Shares upon
request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company, and (ii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

         IN WITNESS WHEREOF, the Company and Holders have executed this Registration Rights Agreement as of the date first above written.

SMARTDISK CORPORATION:

By: /s/ MICHAEL S. BATTAGLIA
   ---------------------------------------------
Name:  Michael S. Battaglia
Title: President and Chief Executive Officer

HOLDERS:                                          ADDRESS:

KEYSTONE VENTURE PARTNERS V, L.P.                 225 West Washington
                                                  Chicago, IL  60606
   By: Keystone V Partners, L.P.

       By: Keystone V MGT Co.

       /s/ John R. Regan
       -----------------------------------------  450 Old Oak Court
       Print Name: John R. Regan
                   Managing Director

/s/ ALLYSSA FEDELE                                P.O. Box 061
------------------------------------------------  Harvard, MA  01451
Print Name: Allyssa Fedele


/s/ CHERYL FEDELE                                 P.O. Box 061
------------------------------------------------  Harvard, MA  01451
Print Name: Cheryl Fedele


/s/ VINCENT FEDELE                                P.O. Box 061
------------------------------------------------  Harvard, MA  01451
Print Name: Vincent Fedele, as father of
              Brent Fedele


/s/ VINCENT FEDELE                                P.O. Box 061
------------------------------------------------  Harvard, MA  01451
Print Name: Vincent Fedele, as father of
              Rebecca Fedele

/s/ CATHERINE E. GIARRUSSO                        14 Pheasant Lane
------------------------------------------------  Bedford, MA 01730
Print Name: Catherine E. Giarrusso


/s/ JAMES M. GIARRUSSO                            14 Pheasant Lane
------------------------------------------------  Bedford, MA  01730
Print Name: James M. Giarrusso, custodian for
            Mathew J. Giarrusso

/s/ HENRY CROUSE                                  51 Pilgrim Path
------------------------------------------------  Carlisle, MA  01741
Print Name: Henry Crouse


/s/ LEONARD AND DENA OPPENHEIM, JOINTLY           138 Diablo View Drive
------------------------------------------------  Orlinda, CA  94563
Print Name: Leonard and Dena Oppenheim, Jointly


/s/ MICHAEL G. BALOG                              19 Winward Road
------------------------------------------------  Tiburon, CA  94920
Print Name: Michael G. Balog


/s/ SHAWNA HUNTER                                 14 Altamira Avenue
------------------------------------------------  Kentfield, CA  94909
Print Name: Shawna Hunter


/s/ ANTHONY P. MORRIS                             8 Niles Lane
------------------------------------------------  Winchester, MA 01890
Print Name: Anthony P. Morris


/s/ MARK S. AIN                                   225 Bishops Forest Drive
------------------------------------------------  Waltham, MA  02452
Print Name: Mark S. Ain

/s/ RICH DUMLER                                   c/o Lambda Fund
------------------------------------------------  380 Lexington Avenue, 54th Fl.
Print Name: Rich Dumler                           New York, NY  10168


/s/ ERIC T. JOHNSON
------------------------------------------------ P.O. Box 4003
Print Name: Eric T. Johnson                      Vineyard Haven, MA 02568


LAWRENCE OWEN BROWN FAMILY TRUST

By: /s/ LAWRENCE OWEN BROWN
    -------------------------------------------- 19753 Farwell Ave.
    Title: Trustee                               Saratoga, CA 95070


/s/ GORDON G. BELL                               c/o Bell Computers
------------------------------------------------ 450 Old Oak Court
Print Name: Gordon G. Bell                       Los Altos, CA  94022


/s/ JUSTINE A. JOHNSON                            640 Knotty Oak Road
------------------------------------------------  Coventry, RI  02816
Print Name: Justine A. Johnson


/s/ JOHN CONSTANTINO                              2 Sutton Place South
------------------------------------------------  New York, NY  10022
Print Name: John Constantino


/s/ ALLEN GREENBERG                               c/o Walden Partners Ltd.
------------------------------------------------  150 E. 58th Street
Print Name: Allen Greenberg                       New York, NY  10155


/s/ JACK C. RICH                                  77 Pinecroft Road
------------------------------------------------  Weston, MA  02943
Print Name: Jack C. Rich


/s/ MARGARET JOHNS
------------------------------------------------  63 Atlantic Avenue #19
Print Name: Margaret Johns                        Boston, MA  01810


GERMANIUM POWER DEVICES CORP.

By: /s/ WILLIAM M. AVERY
   ---------------------------------------------  P.O. Box 3065
   William M. Avery                               Andover, MA  01810


GERMANIUM POWER DEVICES CORP.
PROFIT SHARING TRUST GROUP F

By: /s/ WILLIAM M. AVERY
   ---------------------------------------------  P.O. Box 3065
   William M. Avery                               Andover, MA  01810
   Trustee


/s/ RUFUS R. WARD                                 c/o Germanium Power Devices
------------------------------------------------  Corp.
Print Name: Rufus R. Ward                         P.O. Box 3065
                                                  Andover, MA  01810

/s/ MICHAEL MARK                                  284 Summer Avenue
------------------------------------------------  Reading, MA  01867
Print Name: Michael Mark

RHOVIN ENGINEERING PENSION PLAN

By: /s/ VINCENT SABELLA                           325 Main Street
   ---------------------------------------------  North Reading, MA  01864
   Vincent Sabella


/s/ RICHARD SCHERR                                41 Chatham Road
------------------------------------------------  Newton, MA  02461
Print Name: Richard Scherr


MASSACHUSETTS TECHNOLOGY DEVELOPMENT
    CORPORATION

By: /s/ ROBERT J. CROWLEY                         148 State Street
   ---------------------------------------------  Boston, MA 02109
   Robert J. Crowley
   Vice President


LE SERRE

By: /s/ FRANK M. POLESTRA                         255 State Street
   ---------------------------------------------  Boston, MA  02109
   Frank M. Polestra
   Partner


H & D INVESTMENTS II LP

By: /s/ PAUL BROUNTAS                             Hale & Dorr
   ---------------------------------------------  60 State Street
   Paul Brountas                                  Boston, MA  02109


ADD VENTURE ASSOCIATES

By: /s/ NOEL G. POSTERNAK                         100 Charles River Plaza
   ---------------------------------------------  Boston, MA  02114
   Noel G. Posternak
   Partner

ZERO STAGE CAPITAL V, L.P.

By: /s/ PAUL M. KELLEY                            101 Main Street, 17th Floor
   ---------------------------------------------  Cambridge, MA  01242
   Paul M. Kelley
   General Partner


/s/ MARGARET HOULAHAN                             46 Juniper Circle
------------------------------------------------  Concord, MA  01472
Print Name: Margaret Houlahan


GREEN MOUNTAIN CAPITAL, L.P.

By: /s/ I.M. SWEATMAN                             RR1, Box 1503
   ---------------------------------------------  Waterbury, VT  05676
   I.M. Sweatman
   General Manager

T & B INVESTORS, LLC

By: /s/ WILLIAM THALHEIMER                        25 Constitution Drive
   ---------------------------------------------  Bedford, MA  03110
   William Thalheimer
   Managing Partner


/s/ WILLIAM THALHEIMER                            Imaging Automation
------------------------------------------------  25 Constitution Drive
Print Name: William Thalheimer                    Bedford, MA  03110


ALSON PARTNERS III
                                                  c/o William Thalheimer-Imaging
By: /s/ WILLIAM THALHEIMER                        Automation
   ---------------------------------------------  25 Constitution Drive
   William Thalheimer                             Bedford, MA  03110
   Managing Partner


/s/ HENRY APPELBAUM                               1630A 30th Street  #275
------------------------------------------------  Boulder, CO  80301
Print Name: Henry Appelbaum